Exhibit 16.1

K. R. MARGETSON LTD.	Chartered Professional Accountant
331 East 5th Street	Tel: 604.220.7704
North Vancouver BC V7L 1M1	Fax: 1.855.603.3228
Canada
keith@krmargetson.com

October 24, 2023

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549

Commissioners:

I have read the statements made by Sustainable Projects Group Inc. (the “Company”), which I understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of the Company dated October 24, 2023. I agree with the statements concerning my firm in such Form 8-K.

Yours very truly,

Keith Margetson, CPA, CA,